PetLife Pharmaceuticals Expands Cell Line Study with InnoVision in Preparation for FDA/CVM Registration Submission

Oct 13, 2016

OTC Disclosure & News Service

Hancock, MD, Oct. 13, 2016 (GLOBE NEWSWIRE) — PetLife Pharmaceuticals, Inc. (OTC QB: PTLF) (the “Company”), a developer of a new generation of high potency veterinary cancer medications and nutraceuticals for pets, is pleased to announce expansion of testing of Vitalzul™ as part of their pre-INAD studies.

In partnership with InnoVision Therapeutics, PetLife Pharmaceuticals announces the continuation of their advanced research in the pharmacological study of Vitalzul™ including toxicity, cell line and PKPD (pharmokinetics and pharmodynamics) studies in species that are symmetrical at molecular level to their target companion animal species. The studies will be conducted both via GLP and non-GLP methods as per the international standards addressing the targets.

PetLife and InnoVision expect results of their Rat Toxicity Studies within the next 30 days, allowing for progression to the Dose Range Finding Toxicology Studies for the next series of investigations. These studies are being undertaken as part of PetLife’s pre-INAD program in anticipation of a meeting with the FDA/CVM for discussion of PetLife’s Clinical and Regulatory Pathway for Vitalzul™’s registration process. These dosing parameters will also help the company advance their complimentary food and treat products using Vitalzul™ as an essential ingredient.

These additional products, currently under development, are anticipated for release in first quarter 2017. The new products will focus on providing a healthier food for companion pets. One food line will be produced for pets of all ages and a second premium line will be produced to address the needs of senior pets. Statistics show that 50% of cats and dogs will develop cancer after the age of 10. PetLife believes that starting these pets on our product by the age of 7 and combining it with a healthier mixture of food will reduce these odds significantly. Vitalzul™ Pet Foods will be boosted with both an immunity vitamin package and PetLife’s proprietary nutraceutical line, Vitalzul™, embedded directly in the food. The company will be discussing more details on this upcoming launch in coming news.

PetLife’s 506 Private Placement Memorandum is available only to accredited investors.

About PetLife Pharmaceuticals, Inc.

PetLife Pharmaceuticals (OTCQB: PTLF) (http://www.PetLifePharma.com) is a registered US Veterinary Pharmaceutical company, incorporated in 2012.

PetLife’s mission is to bring its new, scientifically proven, non-toxic, potentiated bioactive nutraceuticals and prescription medication, Vitalzul™, to the world of veterinary oncology — with the ultimate goal of preventing cancer and extending the life of pets suffering from cancer while improving their quality of life. In the US alone, consumer spending on domestic companion animals reached over $60 billion in 2015 with over $29 billion spent on veterinary care and medications.

Safe Harbor

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: PetLife encourages those interested in our Company to rely only on information included in our filings with the United States Securities and Exchange Commission which can be found at www.sec.gov. Statements released by the Company that are not purely historical are forward-looking within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s expectations, hopes, intentions, and strategies for the future. Investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the Company’s business prospects and performance. The Company’s actual results could differ materially from those in such forward-looking statements. Risk factors include but are not limited to general economic, competitive, governmental, and technological factors as discussed in the Company’s filings with the SEC on Forms 10-K, 10-Q, and 8-K. The Company does not undertake any responsibility to update the forward-looking statements contained in this release.

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